THOMAS EQUIPMENT, INC. COMPLETES DEFINITIVE AGREEMENT TO ACQUIRE PNEUTECH INC. Wednesday December 22, 4:43 pm ET
PNEUTECH INC. TO BECOME WHOLLY OWNED SUBSIDIARY OF THOMAS EQUIPMENT, INC.

MILWAUKEE, WI--(MARKET WIRE)--Dec 22, 2004 -- David Marks, Chairman, Thomas Equipment, Inc., ("Thomas") (OTC BB:TEQI.OB - News) announced today that Thomas reached and executed a definitive agreement with Pneutech Inc. ("Pneutech") to acquire one hundred percent of its outstanding stock in a stock for stock tax free acquisition. Execution of a definitive agreement was approved by Thomas' Board of Directors; shareholders representing one hundred percent of Pneutech have approved the transaction.

Thomas is a leading global manufacturer of a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. Thomas distributes its products through a worldwide network of distributors and wholesalers. In addition to its industrial and construction products it manufactures a complete line of potato harvesting and handling equipment.

Pneutech is a manufacturer of hydraulic systems and is a strategic supplier to Thomas. In the fiscal year ending October 31, 2004, Pneutech had revenue of approximately C$65,000,000. In addition, the current directors of Thomas will assume similar positions with Pneutech. The definitive agreement is subject to usual and customary commercial conditions including the approval of TEQI's lenders.

"The Pneutech acquisition is a key element in my overall strategy of building synergistic businesses with revolutionary technology," said Clifford Rhee, President and Director of Thomas. "We are now poised for continued expansion, both through acquisitions and via organic growth. Our mission is to make Thomas a leading international manufacturer in all of its product lines." Mr. Rhee and Mr. Kent own approximately 78 percent of the common shares of Pneutech.

TEQI Chairman David M. Marks stated: "This acquisition is integral to our overall acquisition strategy in this space. Cliff and I are confident that we will create tremendous shareholder value, as we continue to build the Thomas business." Thomas' counsel, Sichenzia Ross Friedman Ference LLP, http://www.srff.com/, represented it in the transaction.

About Thomas Equipment, Inc. ("TEQI"): Thomas Equipment, Inc., www.thomasequipment.net and www.thomasloaders.com, manufactures and distributes through a worldwide network of dealers and distributors a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. In addition to its industrial and construction products it manufactures a complete line of potato harvesting and handling equipment.

Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of either TEQI or CG could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

Contact:
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     651-221-1999
     http://www.new-school.com
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Source: Thomas Equipment, Inc.